UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 19, 2015

World Acceptance Corporation
(Exact Name of Registrant as Specified in its Charter)

South Carolina	0-19599	57-0425114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

108 Frederick Street Greenville, South Carolina 29607
(Address of Principal Executive Offices) (Zip Code)

(864) 298-9800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Janet Matricciani Employment Agreement.

On November 19, 2015, World Acceptance Corporation (the “Company”) and its new Chief Executive Officer Janet Lewis Matricciani entered into an employment agreement effective as of the date Ms. Matricciani became the Company’s Chief Executive Officer, which was October 1, 2015. The employment agreement has an initial three-year term starting October 1, 2015, which will be automatically renewed for successive one-year terms unless either party gives notice of non-renewal at least 90 days prior to the expiration of the then-current term. Ms. Matricciani’s initial base salary will be $500,000, and she shall be eligible to participate in the Company’s Executive Incentive Plan and in certain other long-term incentive compensation plans established by the Compensation and Stock Option Committee of the Board of Directors of the Company (the “Board”) from time to time. The Company is required to nominate Ms. Matricciani to the Board at each annual meeting of the shareholders during the term of the employment agreement (though she will receive no additional compensation for service as a director). The Company will also provide Ms. Matricciani with a Company car. The employment agreement provides for the following payments to Ms. Matricciani in the event of termination of her employment:

•
If the Company terminates Ms. Matricciani’s employment without “Cause” as defined in the employment agreement (including by giving notice that it will not extend the term of the employment agreement) or if Ms. Matricciani terminates her employment for “Good Reason” as defined in the employment agreement, (a) she will receive a lump sum payment equal to her accrued base salary, vacation pay, expenses, and annual bonus for the prior fiscal year, if such annual bonus has not already been paid; (b) she will receive severance pay in an amount equal to twice the sum of her base salary and average annual bonus averaged over the three-year period prior to termination (or if termination occurs on or before September 30, 2017 then an amount equal to 100% of her target bonus for the fiscal year in which the termination occurs), all paid in 24 equal monthly installments; (c) her stock options and other incentive awards shall vest and become exercisable in accordance with the terms of the applicable plans and award documents, provided that all purely time-based-vesting awards will fully vest as of the termination date and no portion of any award subject to performance-based vesting will vest pursuant to the employment agreement; (d) she will receive a lump sum payment equal to the total premiums she would be expected to pay for eighteen (18) months of COBRA coverage; and (e) she will receive a prorated annual incentive plan payment for the year in which her termination of employment occurs.

•
If the Company terminates Ms. Matricciani’s employment for Cause or she terminates her employment without Good Reason (including by giving notice she will not extend the term of the employment agreement), she will only receive her accrued compensation through the termination date (and in the event that she terminates her employment, she will receive any benefits payable under the SERP or other benefits payable under other plans or programs to the extent vested).

•
If Ms. Matricciani’s employment is terminated by the Company without Cause or by Ms. Matricciani with Good Reason within two (2) years of a Change in Control of the Company (as defined in the employment agreement), the Company shall make a lump sum payment to Ms. Matricciani equal to the sum of (a) her accrued compensation prior to termination; (b) an amount equal to the total premiums she would be expected to pay for eighteen (18) months of COBRA coverage; (c) a pro-rata annual incentive for the fiscal year in which the termination occurs; and (d) twice the sum of her highest base salary between the day before the Change in Control and the effective date of her termination and her average annual bonus averaged over the three-year period prior to termination (or if termination occurs on or before September 30, 2017 then an amount equal to 100% of her target bonus for the fiscal year in which the termination occurs). In addition, her stock options and other incentive awards shall vest and become exercisable in accordance with the terms of the applicable plans and award documents.

•
The Company is required to purchase disability insurance for Ms. Matricciani that provides a disability benefit equal to 60% of her base salary in effect at the time of disability. If her employment is terminated due to her disability, the Company will continue to pay her base salary in effect at the time of termination for a period of 24 months except for such time as she is receiving the benefits under her disability insurance. In addition, she will be entitled to receive (a) all compensation accrued through the date of termination; (b) vested amounts under the Company’s benefit plans, including the SERP; and (c) a prorated annual incentive plan payment.

•
In the event of Ms. Matricciani’s death, the Company will be obligated to pay her estate (a) all compensation accrued through the date of termination; (b) vested amounts under the Company’s benefit plans, including the SERP; and (c) a prorated annual incentive plan payment.

The employment agreement requires Ms. Matricciani to execute a release in commercially reasonable form in order to receive any of the severance benefits provided by the employment agreement. The employment agreement also restricts Ms. Matricciani from engaging in certain acts of competition with the Company and from soliciting the Company’s employees or inducing them to leave their employment with the Company during the term of the employment agreement and for a period of two years after the termination of her employment. She has also agreed to confidentiality and non-disparagement obligations that the Company believes are customary. The foregoing summary does not purport to be a complete description of the employment agreement and is qualified by reference to the terms of the employment agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

John L. Calmes, Jr. Employment Agreement

On November 19, 2015, the Company entered into an employment agreement with its Chief Financial Officer, Mr. John L. Calmes, Jr. Mr. Calmes’ employment agreement is substantially identical to Ms. Matricciani’s employment agreement except for the different offices and except that (a) Mr. Calmes’ base salary is initially $225,000; (b) the employment agreement does not provide for the nomination of Mr. Calmes to the Board; and (c) the severance payment in the event of termination by the Company without Cause or termination by Mr. Calmes with Good Reason, either within two years following a Change in Control or otherwise, is two times his base salary. The foregoing summary does not purport to be a complete description of the employment agreement and is qualified by reference to the terms of the agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Employment Agreement dated November 19, 2015, by and between the Company and Janet L. Matricciani.

Exhibit 10.2	Employment Agreement dated November 19, 2015, by and between the Company and John L. Calmes, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2015
World Acceptance Corporation

	By:	/s/ John L. Calmes Jr.
John L. Calmes Jr.
Vice President and Chief Financial Officer